As filed with the Securities and Exchange Commission on July 3, 2025

Registration No. 333-189708

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 5 on Form S-3 to Form S-4 Registration Statement No. 333-189708

Under

THE SECURITIES ACT OF 1933

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1255406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

626 Washington Place

Pittsburgh, Pennsylvania 15219

(800) 555-5455

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F.N.B. Corporation/PVF Capital Corp. 1996 Incentive Stock Option Plan

F.N.B. Corporation/PVF Capital Corp. 2000 Incentive Stock Option and Deferred Compensation Plan

F.N.B. Corporation/PVF Capital Corp. 2008 Equity Incentive Plan

F.N.B. Corporation/PVF Capital Corp. 2010 Equity Incentive Plan

(Full Titles of the Plans)

Vincent J. Delie, Jr.

President and Chief Executive Officer

F.N.B. Corporation

626 Washington Place

Pittsburgh, Pennsylvania 15219

(800) 555-5455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following registration statement of F.N.B. Corporation (the “Corporation” and such registration statement, the “Registration Statement”):

•	Post-Effective Amendment No. 2 on Form S-3 to Form S-4 filed on October 22, 2013 (Registration No. 333-189708), pertaining to 54,370 shares of common stock of F.N.B. Corporation, par value $0.01 per share issuable under the F.N.B. Corporation/PVF Capital Corp. 1996 Incentive Stock Option Plan, the F.N.B. Corporation/PVF Capital Corp. 2000 Incentive Stock Option and Deferred Compensation Plan, the F.N.B. Corporation/PVF Capital Corp. 2008 Equity Incentive Plan and the F.N.B. Corporation/PVF Capital Corp. 2010 Equity Incentive Plan.

In accordance with the undertakings contained in the Registration Statement, the Corporation hereby files this Post-Effective Amendment to remove from registration the securities that had been registered for issuance pursuant to the Registration Statement and that remain unsold at the termination of their offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement of Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 3, 2025.

F.N.B. CORPORATION

By:	/s/ Vincent J. Delie, Jr.
Vincent J. Delie, Jr.
President and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.